EXHIBIT 99.1

Contact:  Neenah Paper, Inc.

Bill McCarthy

Vice President — Financial Analysis and Investor Relations

678-518-3278

Neenah Announces 13% Dividend Increase and $25 million Stock Repurchase Program

ALPHARETTA, Ga., Thursday, May 22, 2014 /PRNewswire/ — Neenah Paper, Inc. (NYSE:NP) announced today that its Board of Directors approved a 13 percent increase in the regular dividend on the Company’s common stock. The annual dividend will increase from $0.96 to $1.08 per share and will continue to be paid in four equal quarterly installments. The first payment at the new quarterly rate of $0.27 per share is scheduled to be paid on September 3, 2014 to shareholders of record as of August 15, 2014.

In addition, the Company announced today that its Board of Directors has authorized a program that would allow the Company to repurchase up to $25 million of its outstanding common stock over the next twelve months. Purchases by the Company under the program would be made from time to time in the open market or in privately negotiated transactions in accordance with the requirements of applicable law. The timing and amount of any purchases will depend on share price, market conditions and other factors. The program does not require the Company to purchase any specific number of shares and may be suspended or discontinued at any time.

“With continued strong business performance and cash flow generation, we are pleased to be in a position not only to prioritize investments for organic growth and acquisitions, but also to increase cash returns to our shareholders,” said John O’Donnell, Chief Executive Officer. “This latest dividend increase marks our fourth in the past 18 months as we continue to move towards our targeted dividend yield of over three percent. At the same time, we continue to have ample capacity to allocate a portion of our cash flow to share buybacks if this provides attractive returns. These actions reinforce the flexibility we have to pursue multiple paths as a result of our financial position and reflect the confidence we have in our future.”

About Neenah Paper, Inc.

Neenah is a leader in premium image and performance-based products, including filtration, specialized substrates used for tapes, labels and other products, and high-end printing papers. Products are marketed under well-known brands such as CLASSIC®, ASTROBRIGHTS®, ENVIRONMENT®, CRANE®, ROYAL SUNDANCE®, SOUTHWORTH® KIMDURA®, Gessner®, JET-PRO® SofStretch™ and varitess®. Neenah is headquartered in Alpharetta, Georgia and its products are sold in over 70 countries worldwide from manufacturing operations in the United States and Germany. Additional information can be found at the company’s web site, www.neenah.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the U.S. Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA and we caution investors that any forward-looking statements we make are not guarantees or indicative of future performance. These forward-looking statements rely on a number of assumptions concerning future events and are subject to risks, uncertainties and other factors, many of which are outside of our control and could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not necessarily limited to, those set forth under the captions “Cautionary Note Regarding Forward-Looking Statements” and/or “Risk Factors” of our latest Form 10-K filed with the SEC as periodically updated by subsequently filed Form 10-Qs (these securities filings can be located on our website at www.neenah.com). Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances.  These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.